UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Wednesday, April 29, 2026, at the 2026 annual meeting of the stockholders (the “Annual Meeting”) of BorgWarner Inc. (the “Company” or “BorgWarner”), the stockholders approved the amended and restated BorgWarner Inc. 2023 Stock Incentive Plan (the “Amended and Restated 2023 Plan”), which was previously approved by the Board of Directors of the Company (the “Board”) on February 4, 2026, subject to stockholder approval. The Amended and Restated 2023 Plan, which became effective upon stockholder approval at the Annual Meeting, provides for an increase of 8.3 million shares of common stock reserved for issuance under the Amended and Restated 2023 Plan.

A description of the terms of the Amended and Restated 2023 Plan is included in “Proposal 4: Approve the Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2026, which description is incorporated herein by reference. Such description is a summary only and is qualified in its entirety by reference to the full text of the Amended and Restated, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on Wednesday, April 29, 2026. Matters submitted to stockholders at the Annual Meeting and the voting results thereof were as follows:

(a) Election of Joseph F. Fadool, Sara A. Greenstein, Michael S. Hanley, Shaun E. McAlmont, Deborah D. McWhinney, Alexis P. Michas, Sailaja K. Shankar, and Hau N. Thai-Tang to the Board of Directors:

	For	Against	Abstention	Broker Non-Votes
Fadool	174,626,241	497,487	280,418	11,772,156
Greenstein	172,509,049	2,627,531	267,566	11,772,156
Hanley	174,386,590	749,192	268,364	11,772,156
McAlmont	172,749,138	2,381,528	273,480	11,772,156
McWhinney	172,546,276	2,591,113	266,757	11,772,156
Michas	168,149,322	6,986,400	268,424	11,772,156
Shankar	173,400,105	1,732,411	271,630	11,772,156
Thai-Tang	173,967,437	1,170,736	265,973	11,772,156

(b) Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
168,106,859	6,878,029	419,258	11,772,156

(c) Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2026:

For	Against	Abstain	Broker Non-Votes
182,862,445	4,048,763	265,094	—

(d) Approval of the Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
165,155,049	9,871,409	377,688	11,772,156

(e) Stockholder proposal regarding action by written consent:

For	Against	Abstain	Broker Non-Votes
7,092,158	167,086,447	1,255,541	11,772,156

Item 7.01 Regulation FD Disclosures

On April 29, 2026, the Board declared a quarterly cash dividend of $0.17 per share of the Company's common stock. The dividend is payable on June 15, 2026 to stockholders of record on June 1, 2026.

On April 30, 2026, the Company issued the press release attached as Exhibit 99.1, which is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished as part of this Report.
.

Exhibit Number	Description
10.1	Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan
99.1	Press Release dated April 30, 2026
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: April 30, 2026	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary